STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Billion Suntincen Holding Limited

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **13th** day of **June**, **2018** at **4:23 AM.**

Remainder intentionally left blank.

Filed Date: 06/13/2018

Secretary of State

Filed Online By:

andrew pierce

on 06/13/2018

Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

Profit Corporation
Articles of Amendment

1. Corporation name:

Billion Suntincen Holding Limited

2. Article number(s) ______ is amended as follows:

The Preferred Stock shall be known as "blank check" preferred stock and the designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock are as set forth on Attachment A.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 6/15/2018
(Date – mm/dd/yyyy)

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

[✓] **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

[ ] **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

[ ] **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: ______________________________ **Date:** 6/15/2018

(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: Andrew Pierce

Title: Authorized Individual

Contact Person: Andrew Pierce

Daytime Phone Number: 307-674-1604

Email: reports@cloudpeaklaw.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- [ ] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [ ] Please submit one **originally signed** document.
- [ ] **Typical processing time is 3-5 business days** following the date of receipt in our office.
- [ ] Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

ATTACHMENT A

Preferred Shares. The Board of Directors of the Corporation (the "Board of Directors") is authorized to act by resolution, subject to limitations prescribed by the laws of the State of Wyoming, these Articles of Incorporation, the Bylaws of the Corporation, and previous resolutions by the Board of Directors limiting this authorization, to provide for the issuance of Preferred Shares authorized hereunder, and may be issued in one or more series or class to have such designations, preferences, and relative, participating, optional, or other rights, and qualifications, limitations, and/or restrictions thereof, as are stated and expressed herein, in any amendment hereto, or in the resolution or resolutions providing for the issue of such series or class adopted by the Board of Directors as hereafter prescribed. To exercise this authority, the Board of Directors must first designate the series or class so established, and, secondly, fix and determine the relative rights, preferences, and limitations of the Preferred Shares in the series or class established to the extent not fixed and determined by this Certificate of Incorporation. The extent of this authority, with respect to each series or class established, is subject to the Wyoming Corporation Code. Without limiting the generality of the foregoing, this authority includes fixing and determining the following:

1. the number of Preferred Shares which may be issued under the series or class established, and the designation of such series or class;
2. the rate of dividend on Preferred Shares of that series or class, if any, the time of payment of dividends, whether dividends shall be cumulative, and, if cumulative, the date from which dividends shall begin accruing;
3. whether Preferred Shares of that series or class may be redeemed, and, if redeemable, the redemption price, terms, and conditions of redemption;
4. whether to establish a sinking fund or make other provisions for the redemption or purchase of Preferred Shares of that series or class;
5. the amount payable per Preferred Share of that series or class in the event of the dissolution, liquidation, or winding up of the Corporation, whether voluntarily or involuntarily;
6. voting powers, if any, of the series or class;
7. the voting rights, if any, with respect to each such share, and
8. whether the series or class shall have conversion privileges, and, if convertible, the terms and conditions upon which Preferred Shares of that series or class shall be convertible, including, without limitation, the provision, if any, for adjustment of the conversion rate and the payment of additional amounts by holders of such shares upon the exercise of this privilege.

***

Secretary of State

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
WY Secretary of State
FILED: Jun 13 2018 4:23AM
Original ID: 2018-000807711

Profit Corporation
Articles of Incorporation

I. The name of the corporation is:
Billion Suntincen Holding Limited

II. The name and physical address of the registered agent of the corporation is:
Cloud Peak Law Group, P.C.
203 S Main St Ste 3000
Sheridan, WY 82801

III. The mailing address of the corporation is:
201 East 5th St STE 1000
Sheridan, wy 82801

IV. The principal office address of the corporation is:
201 East 5th St STE 1000
Sheridan, WY 82801

V. The number, par value, and class of shares the corporation will have the authority to issue are:

Number of Common Shares:	300,000,000	Common Par Value:	$0.0000
Number of Preferred Shares:	30,000,000	Preferred Par Value:	$0.0000

VI. The name and address of each incorporator is as follows:
Cloud Peak Law Group, P.C.
203 S Main Street Ste 3000 Sheridan WY 82801

Signature: *andrew pierce* Date: **06/13/2018**

Print Name: **andrew pierce**

Title: **Authorized Individual**

Email: **reports@cloudpeaklaw.com**

Daytime Phone #: **(307) 674-1604**

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

- [x] I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.
- [x] I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).
- [x] I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.
- [x] I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.
- [x] I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.
- [x] I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Cloud Peak Law Group, P.C.

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

- [x] I acknowledge having read W.S. 6-5-308.

Filer is: ☐ An Individual ☑ An Organization

The Wyoming Secretary of State requires a natural person to sign on behalf of a business entity acting as an incorporator or organizer. The following individual is signing on behalf of all Organizers or Incorporators.

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature: *andrew pierce* Date: **06/13/2018**

Print Name: **andrew pierce**

Title: **Authorized Individual**

Email: **reports@cloudpeaklaw.com**

Daytime Phone #: **(307) 674-1604**

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

Cloud Peak Law Group, P.C., whose registered office is located at **203 S Main St Ste 3000, Sheridan, WY 82801**, voluntarily consented to serve as the registered agent for **Billion Suntincen Holding Limited** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature: *andrew pierce* Date: **06/13/2018**

Print Name: **andrew pierce**

Title: **Authorized Individual**

Email: **reports@cloudpeaklaw.com**

Daytime Phone #: **(307) 674-1604**